Exhibit 16.1

May 3, 2022

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549-2000

Re:	Sancai Holding Group Limited File#: 333-248636

We have received a copy of, and are in agreement with, the statements being made as it pertains to our firm by Sancai Holding Group Limited (the "Registrant") in the section titled Experts of its Form F-1 dated May 3, 2022.

We have no basis to agree or disagree with any other statements of the Registrant.

Sincerely,

/s/ WWC, P.C.
San Mateo, CA